UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

Intelligent Systems Corporation
(Exact name of registrant as specified in its charter)

Georgia	001-09330	58-1964787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381-2900

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2008, Intelligent Systems Corporation (the “Company”) and two subsidiaries, VISaer, Inc. and VISaer (UK) Limited (collectively, “VISaer”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with IBS Technics, Inc. (“IBS Technics”) whereby VISaer agreed to sell substantially all the assets related to VISaer’s business (excluding cash and accounts receivable) to IBS Technics. The purchase price of the assets consists of approximately $3 million payable in cash at closing plus future earn-out payments over four years (with minimum payments aggregating $1.5 million). In addition, IBS Technics agreed to assume approximately $750,000 in liabilities of VISaer. VISaer will retain the remainder of the liabilities of the business along with cash and accounts receivable. Subject to customary closing conditions, the sale of assets is expected to close on or before April 30, 2008.

Item 8.01 Other Events.

On April 8, 2008, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release dated April 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intelligent Systems Corporation

By: /s/ Bonnie Herron
Bonnie L. Herron
Vice President and CFO

Dated: April 8, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated April 8, 2008

4